Exhibit 10.2

Amendment 1 to Gerson Employment Agreement

This amendment (the “Amendment”) to that certain executive employment agreement by and between Alan H. Gerson (“Executive”) and Vertical Branding, Inc. f/k/a MFC Development Corp. (the “Company”) dated as of July 15, 2006 (the “Agreement”) is entered into by and between Executive and Employee this 10th day of July, 2007 (the “Effective Date”).  Capitalized terms used herein that are not otherwise defined shall meaning assigned to them in the Agreement.  In consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

As of the Effective Date, Paragraph 3.E. of the Agreement shall be deemed deleted in its entirety and of no further force or effect, provided however that such amendment shall in no way void or affect options issued prior to the Effective Date to Executive pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”).

2.

On the Effective Date, Company shall issue to Executive the restricted stock award attached hereto as Exhibit A.

3.

Except as specifically modified by this Amendment, the Agreement shall remain unchanged and in full force and effect.

4.

This Amendment shall be construed in accordance with and governed by the laws of the State of California, without reference to the principles thereof respecting conflicts of laws.  Any notices required or permitted by the terms of this Agreement shall be given by hand delivery or by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company to:

Vertical Branding, Inc.
16000 Ventura Blvd., Suite 301
Encino, CA 91436
Attention: Nancy Duitch
Facsimile: 818.926.4885

With a copy to:

Peter Hogan, Esq.
Richardson & Patel

10900 Wilshire Blvd

Los Angeles, CA 90024

If to the Executive to:

Alan H. Gerson
4256 Valley Meadow Road
Encino, CA 91362

Or to such other address or addresses for a party as shall be specified by such party in a notice given in accordance with the foregoing.  Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.  This Amendment shall inure to the benefit of and be binding upon the Company, its permitted successors and assigns and the Executive, his heirs, executors, administrators and legal representatives.  This Amendment may not be amended or modified without a writing signed by each of the Executive and the Company.  The terms and provisions of this Amendment may be waived, or consent for the departure granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Amendment, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.  This Amendment may be executed in two counterparts, each of which shall be an original, and which together shall constitute one and the same instrument.  A facsimile transmission by a party of a signed signature page hereof shall have the same effect as delivery by such party of a manually executed original counterpart hereof.  If for any reason any provision of this Amendment is held invalid, such invalidity shall not affect any other provision of this Amendment not held invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect.  If any provision of this Amendment shall be held invalid in part, such invalidity shall not affect the rest of such provision not held invalid, and the rest of such provision, and the rest of this Amendment, shall, to the full extent consistent with law, continue in full force and effect.  This Amendment supersedes and replaces all prior written and oral arrangements and constitutes the complete understandings of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Effective Date.

THE COMPANY:

VERTICAL BRANDING, INC.	THE EXECUTIVE

/s/ Nancy Duitch	/s/ Alan H. Gerson
By Nancy Duitch, CEO	By Alan H. Gerson

EXHIBIT A

VERTICAL BRANDING INC.

2006 EQUITY INCENTIVE PLAN (the ‘Plan”)

PERFORMANCE STOCK AWARD AGREEMENT

Unless otherwise defined herein, capitalized terms shall have the same meaning as defined in the Plan.

I.

NOTICE OF GRANT

Name:  Alan H. Gerson

PSA Number:

2007-Pres/COO-1

Address:  4256 Valley Meadow Road

Plan:

2006 Equity Incentive Plan

City, State  Zip:  Encino, CA 91362

On April 23, 2007, the Committee authorized and approved, as of July 10, 2007, the Effective Date of that certain Amendment 1 to Gerson Employment Agreement (the “Grant Date”), an award to you, pursuant to the Plan, of 444,000 shares of Vertical Branding Inc. (“Company”) common stock (the “PSA”).  The shares constituting the PSA (the “PSA Shares”) become unrestricted, or vest, as follows:

(a)

One-third of the shares (148,000 PSA Shares) upon the occurrence of any of (i) the Company reporting four (4) consecutive quarters of financial results in which the Company’s aggregate EBITDA equals or exceeds $4 million, (ii) the Company’s Market Cap (defined below) equaling or exceeding $40 million, or (iii) the Company’s common stock having a Fair Market Value (defined below) of $1.50 per share;

(b)

One-third of the shares (148,000 PSA Shares) upon the occurrence of any of (i) the Company reporting four (4) consecutive quarters of financial results in which the Company’s aggregate EBITDA equals or exceeds $6 million, (ii) the Company’s Market Cap equaling or exceeding $60 million, or (iii) the Company’s common stock having a Fair Market Value of $2 per share; and

(c)

One-third of the shares (148,000 PSA Shares) upon the occurrence of any of (i) the Company reporting four (4) consecutive quarters of financial results in which the Company’s aggregate EBITDA equals or exceeds $8 million, (ii) the Company’s Market Cap equaling or exceeding $90 million, or (iii) the Company’s common stock having a Fair Market Value of $2.50 per share.

A maximum of one-third of the PSA Shares may vest in any fiscal quarter and each vesting milestone must be achieved in order (i.e., if more than one set of vesting milestones shall have been achieved in any fiscal quarter, only the lower-numbered milestone relating to unvetsed shares shall deemed to have been achieved).  As used herein, Fair Market Value as of a particular date means the volume weighted average price (VWAP) for Company’s common stock over the previous ten (10) trading days; provided, however, that for purposes hereof, a Fair Market Value determination can only occur, and the related milestone can only be achieved, if the total volume of trading in the Company’s common stock over the ten (10) trading days used to determine Fair Market Value equals or exceeds 300,000 shares.  As used herein, Market Cap as of a particular date means the Fair Market Value multiplied by the number of shares of Company common stock then outstanding.

In the event that the foregoing vesting milestones are not achieved, or the PSA terminates and/or ceases to vest in accordance with this Performance Stock Award Agreement and the Plan, then the unvested PSA Shares shall be forfeited and cancelled.

By your signature and the Company's signature below, you and the Company agree that the PSA is granted under and governed by the terms and conditions of the Plan and this Performance Stock Award Agreement, all of which are attached and made a part of this document.  Delivery of stock certificates representing the PSA Shares, vested or otherwise, is conditioned on, among other things, receipt by the Company of a fully executed Performance Stock Award Agreement .

Vertical Branding, Inc.

By /s/ Nancy Duitch
Its: CEO

Participant

/s/ Alan H. Gerson
Alan H. Gerson

VERTICAL BRANDING INC.

2006 EQUITY INCENTIVE PLAN (the “Plan”)

PERFORMANCE STOCK AWARD AGREEMENT

Unless otherwise defined herein, capitalized terms shall have the same meaning as defined in the Plan.

II.

AGREEMENT

A.

Grant of PSA Shares.

The Committee hereby grants to the Participant named in the Notice of Grant attached as Part I of this Agreement (the "Recipient") the number of PSA Shares set forth in such Notice of Grant, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Performance Stock Award Agreement, the terms and conditions of the Plan shall prevail.

B.

Vesting, Transferability and Forfeiture of PSA Shares.

The PSA Shares shall vest in the numbers and on the terms specified in the Notice of Grant.  Prior to vesting, PSA Shares shall not be transferable by the Recipient, directly or indirectly, by means of sale, assignment, exchange, hypothecation, encumbrance, pledge or otherwise (such restrictions, the “Transfer Restrictions”).  The period during which PSA Shares are not vested and subject to Transfer Restrictions is referred to herein as the “Restricted Period.”  Subject to the terms of any written employment, consulting or other service agreement between the Company and Recipient, the unvested portion of the PSA shall automatically be forfeited to the Company, and the corresponding PSA Shares cancelled, immediately and without further notice upon Termination of Recipient’s services to the Company for any reason (including as a result of death or disability).

C.

Issuance of PSA Shares.

The PSA Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.  Certificates representing the PSA Shares shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Recipient or the Recipient’s estate pursuant to this Performance Stock Award Agreement and the Plan.  Subject to Section F (pertaining to the withholding of taxes), as soon as practicable after PSA Shares vest, and consequently the restrictions thereon terminate (and provided there has been no prior forfeiture pursuant to the terms of this Performance Stock Award Agreement and the Plan), the Company shall issue (or cause to be delivered) to the Recipient one or more stock certificates representing the vested PSA Shares.

D.

Rights as a Stockholder, Registration.

Except as otherwise specifically provided in this Performance Stock Award Agreement and the Plan, during the Restricted Period the Recipient shall have all the rights as a stockholder with respect to the PSA Shares including, without limitation, the right vote the PSA Shares and the right to receive any dividends with respect thereto.  The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to shares, such as the PSA Shares, underlying awards made under the Plan.  The Company intends to maintain this registration but has no obligation to do so.  If the registration ceases to be effective, you may not be able to transfer or sell PSA Shares issued to you unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable.  You agree that any resale by you of the PSA Shares shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time.

E.

Adjustments.

In the event of a change in corporate capitalization such as a stock split, combination, dividend or reclassification, or a corporate transaction such as a merger, consolidation, separation, spin-off (or other distribution of stock or property of the Company), or any reorganization or partial or complete liquidation of the Company, the PSA Shares shall be treated in the same manner as other shares of Company common stock.  In the event that a corporate event of the kind described in the preceding sentence does not constitute a Corporate Transaction pursuant to which the PSA might immediately vest in accordance with, and subject to the provisions of, Section 19.1 of the Plan, then the Recipient shall receive on each PSA vesting occasion, in addition to or in lieu of the certificate representing the PSA Shares becoming free of Transfer Restrictions, such other consideration determined by the Committee to be necessary to prevent an enlargement or diminution of the PSA.

F.

Taxes, Withholding, Fees and Other Expenses.

No later than the date as of which an amount first becomes includible in the gross income of the Recipient for federal income tax purposes with respect to any PSA Shares, the Recipient shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount.  The Company shall, to the extent permitted by law, have the right to deduct any such taxes from the delivery of the PSA Shares that give rise to the withholding requirement.  The Company shall pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares received by the Recipient in connection with the PSA, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

G.

Entire Agreement: Governing Law.

The Plan is incorporated herein by reference. The Plan and this Performance Stock Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Recipient with respect to the subject matter hereof.  This agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

H.

NO GUARANTEE OF CONTINUED SERVICE.

RECIPIENT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED AN RSA). RECIPIENT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH RECIPIENT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE RECIPIENT'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

I.

Conflict With Employment Agreement.

In the event of a conflict between this Performance Stock Award Agreement and any written employment agreement between the Company and Recipient, the terms of such employment agreement shall prevail provided that such terms are not inconsistent with the Plan.

J.

Acknowledgement.

Recipient has reviewed the Plan and this Performance Stock Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Performance Stock Award Agreement and fully understands all provisions of the Plan and Performance Stock Award Agreement. Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Performance Stock Award Agreement.  Recipient further agrees to notify the Company upon any change in the residence address indicated in the Notice of Grant.